                                CREDIT AGREEMENT




                                     between




                              SCIENCE APPLICATIONS
                            INTERNATIONAL CORPORATION



                                       and



                          MORGAN GUARANTY TRUST COMPANY
                                   OF NEW YORK





                            Dated as of April 7, 1995

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SECTION 1.  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.1  Defined Terms. . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.2  Other Interpretive Provisions. . . . . . . . . . . . . . . . . . .  14
          (a)  Performance; Time . . . . . . . . . . . . . . . . . . . . . .  14
          (b)  Captions. . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     1.3  Accounting Principles. . . . . . . . . . . . . . . . . . . . . . .  14

SECTION 2.  THE LOANS. . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     2.1  The Commitment . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     2.2  Loan Accounts; Notes . . . . . . . . . . . . . . . . . . . . . . .  15
     2.3  Procedure for Borrowings . . . . . . . . . . . . . . . . . . . . .  15
     2.4  Conversion and Continuation Elections. . . . . . . . . . . . . . .  16
     2.5  Voluntary Termination or Reduction of Commitment . . . . . . . . .  17
     2.6  Prepayments. . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
     2.7  Repayment. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
     2.8  Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
     2.9  Facility Fee . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
     2.10 Computation of Fees and Interest . . . . . . . . . . . . . . . . .  19
     2.11 Payments by the Borrower . . . . . . . . . . . . . . . . . . . . .  19
     2.12 Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     2.13 Illegality . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     2.14 Increased Costs and Reduction of Return. . . . . . . . . . . . . .  21
     2.15 Funding Losses . . . . . . . . . . . . . . . . . . . . . . . . . .  21
     2.16 Inability to Determine Rates . . . . . . . . . . . . . . . . . . .  22

SECTION 3.  CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . .  23
     3.1  Conditions of Closing. . . . . . . . . . . . . . . . . . . . . . .  23
          (a)  Credit Agreement. . . . . . . . . . . . . . . . . . . . . . .  23
          (b)  Note. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
          (c)  Resolutions; Incumbency . . . . . . . . . . . . . . . . . . .  23
          (d)  Articles of Incorporation; By-laws and Good Standing. . . . .  23
          (e)  Certificate . . . . . . . . . . . . . . . . . . . . . . . . .  23
          (f)  Compliance Certificate. . . . . . . . . . . . . . . . . . . .  24
          (g)  Termination of Existing Agreements. . . . . . . . . . . . . .  24
          (h)  Opinion of Counsel. . . . . . . . . . . . . . . . . . . . . .  24
          (i)  Other Documents . . . . . . . . . . . . . . . . . . . . . . .  24
     3.2  Conditions to All Borrowings . . . . . . . . . . . . . . . . . . .  24
          (a)  Notice of Borrowing or Conversion/ Continuation . . . . . . .  24
          (b)  Continuation of Representations and Warranties. . . . . . . .  24
          (c)  No Existing Default . . . . . . . . . . . . . . . . . . . . .  24

SECTION 4.  REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . .  25
     4.1  Corporate Existence and Power. . . . . . . . . . . . . . . . . . .  25

Section                                                                     Page

     4.2  Corporate Authorization; No Contravention. . . . . . . . . . . . .  25
     4.3  Governmental Authorization . . . . . . . . . . . . . . . . . . . .  25
     4.4  Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . .  25
     4.5  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
     4.6  No Default . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
     4.7  ERISA Compliance . . . . . . . . . . . . . . . . . . . . . . . . .  26
     4.8  Use of Proceeds; Margin Regulations. . . . . . . . . . . . . . . .  27
     4.9  Title to Properties. . . . . . . . . . . . . . . . . . . . . . . .  27
     4.10 Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
     4.11 Financial Condition. . . . . . . . . . . . . . . . . . . . . . . .  28
     4.12 Environmental Matters. . . . . . . . . . . . . . . . . . . . . . .  28
     4.13 Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     4.14 Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     4.15 Full Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . .  29

SECTION 5.  AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . .  29
     5.1  Financial Statements . . . . . . . . . . . . . . . . . . . . . . .  29
     5.2  Certificates; Other Information. . . . . . . . . . . . . . . . . .  30
     5.3  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
     5.4  Preservation of Corporate Existence, Etc . . . . . . . . . . . . .  31
     5.5  Maintenance of Property. . . . . . . . . . . . . . . . . . . . . .  32
     5.6  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
     5.7  Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . .  32
     5.8  Inspection of Property and Books and Records . . . . . . . . . . .  32
     5.9  Environmental Laws . . . . . . . . . . . . . . . . . . . . . . . .  33
     5.10 Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . .  33
     5.11 Further Assurances . . . . . . . . . . . . . . . . . . . . . . . .  33

SECTION 6.  NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . .  33
     6.1  Limitation on Liens. . . . . . . . . . . . . . . . . . . . . . . .  34
     6.2  Disposition of Assets. . . . . . . . . . . . . . . . . . . . . . .  36
     6.3  Consolidations and Mergers . . . . . . . . . . . . . . . . . . . .  36
     6.4  Limitation on Contingent Obligations . . . . . . . . . . . . . . .  37
     6.5  Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . .  37
     6.6  Compliance with ERISA. . . . . . . . . . . . . . . . . . . . . . .  37
     6.7  Consolidated Tangible Net Worth. . . . . . . . . . . . . . . . . .  38
     6.8  Consolidated Funded Debt to Capital Ratio. . . . . . . . . . . . .  38
     6.9  Accounting Changes . . . . . . . . . . . . . . . . . . . . . . . .  38
     6.10 Bilateral Agreement. . . . . . . . . . . . . . . . . . . . . . . .  38

SECTION 7.  EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . .  38
     7.1  Events of Default. . . . . . . . . . . . . . . . . . . . . . . . .  38
          (a)  Non-Payment . . . . . . . . . . . . . . . . . . . . . . . . .  38
          (b)  Representation or Warranty. . . . . . . . . . . . . . . . . .  39
          (c)  Specific Defaults . . . . . . . . . . . . . . . . . . . . . .  39
          (d)  Other Defaults. . . . . . . . . . . . . . . . . . . . . . . .  39
          (e)  Cross Default to Bilateral Agreements . . . . . . . . . . . .  39

Section                                                                     Page

          (f)  Cross Default . . . . . . . . . . . . . . . . . . . . . . . .  39
          (g)  Insolvency; Voluntary Proceedings . . . . . . . . . . . . . .  40
          (h)  Involuntary Proceedings . . . . . . . . . . . . . . . . . . .  40
          (i)  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
          (j)  Monetary Judgments. . . . . . . . . . . . . . . . . . . . . .  40
          (k)  Change in Control . . . . . . . . . . . . . . . . . . . . . .  41
          (l)  Suspension. . . . . . . . . . . . . . . . . . . . . . . . . .  41
     7.2  Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
     7.3  Rights Not Exclusive . . . . . . . . . . . . . . . . . . . . . . .  41

SECTION 8.  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . .  42
     8.1  Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . .  42
     8.2  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
     8.3  No Waiver; Cumulative Remedies . . . . . . . . . . . . . . . . . .  43
     8.4  Costs and Expenses . . . . . . . . . . . . . . . . . . . . . . . .  43
     8.5  Successors and Assigns . . . . . . . . . . . . . . . . . . . . . .  43
     8.6  Assignments, Participations, etc.. . . . . . . . . . . . . . . . .  44
     8.7  Set off. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
     8.8  Automatic Debits of Fees . . . . . . . . . . . . . . . . . . . . .  45
     8.9  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
     8.10 Severability . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
     8.11 No Third Parties Benefited . . . . . . . . . . . . . . . . . . . .  46
     8.12 Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
     8.13 Governing Law and Jurisdiction . . . . . . . . . . . . . . . . . .  46
     8.14 Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . .  47
     8.15 Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . .  47


EXHIBITS

A         Form of Note
B         Notice of Borrowing
C         Notice of Conversion/Continuation
D         Form of Compliance Certificate


SCHEDULES

1.1       Existing Credit Facilities
4.5       Litigation
4.7       ERISA Plans
4.12(b)   Environmental Matters
4.13      Subsidiaries
6.1       Existing Liens

                                CREDIT AGREEMENT



     THIS CREDIT AGREEMENT dated as of April 7, 1995, between SCIENCE APPLICATIONS INTERNATIONAL CORPORATION, a Delaware corporation (the "Borrower"), and MORGAN GUARANTY TRUST COMPANY OF NEW YORK (the "Bank").


          SECTION 1.  DEFINITIONS


          1.1 DEFINED TERMS. As used in this Agreement, the following terms will have the following meanings, unless the context otherwise requires:

          "AFFILIATE" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise. In no event shall the Bank be deemed an "Affiliate" of the Borrower or of any Subsidiary of the Borrower.

          "AGREEMENT" means this Credit Agreement, as amended from time to time in accordance with the terms hereof.

          "APPLICABLE MARGIN" means the rates per annum, expressed in basis points, set forth below:

- -----------------------------------------------------------------------------
- -----------------------------------------------------------------------------
Leverage Ratio    LESS THAN OR EQUAL TO 0.30:1.00  GREATER THAN 0.30:1.00
- -----------------------------------------------------------------------------
- -----------------------------------------------------------------------------
Facility Fee                12.5 b.p.                     15.0 b.p.
- -----------------------------------------------------------------------------
Offshore Rate Margin        25.0 b.p.                     28.0 b.p.
- -----------------------------------------------------------------------------
CD Rate Margin              37.5 b.p.                     40.0 b.p.
- -----------------------------------------------------------------------------
Base Rate Margin                0                             0
- -----------------------------------------------------------------------------
- -----------------------------------------------------------------------------

          The Leverage Ratio shall be that reflected on the most recent Compliance Certificate received by the Bank pursuant to Section 5.2(a). If the Bank does not receive a Compliance Certificate by the date required by Section 5.2(a), the Applicable Margin shall, effective as of such date, be the highest Applicable Margin, which shall remain in effect to but excluding the date the Bank receives such certificate. Subject to the foregoing, until the delivery of the first Compliance Certificate after the Closing Date, the Applicable Margin shall be that indicated by the certificate delivered pursuant to Section 3.1(f).

          "ATTORNEY COSTS" means and includes all reasonable fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

          "BANKRUPTCY CODE" means the Federal Bankruptcy Reform Act of 1978 (12 U.S.C. section 101, ET SEQ.).

          "BASE RATE" means the higher of: (a) the rate of interest publicly announced from time to time by the Bank in New York, New York as its "reference rate," which is a rate set by the Bank based upon various factors including the Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate; and (b) one-half percent per annum above the Federal Funds Rate. Any change in the reference rate announced by the Bank shall take effect at the opening of business on the day specified in the public announcement of such change.

          "BASE RATE LOAN" means a Loan bearing interest at the rate determined by reference to the Base Rate.

          "BILATERAL AGREEMENT" means those certain credit agreements entered into substantially concurrently with this Agreement and having terms and conditions substantially the same as those contained herein between the Borrower and each of Citicorp USA, Inc. and Bank of America National Trust and Savings Association.

          "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

          "CAPITAL ADEQUACY REGULATION" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law (provided that if such guideline, request or directive does not have the force of law, compliance therewith is customary for banks regulated in a manner similar to the Bank), rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of the Bank or of any corporation controlling the Bank.

          "CAPITAL LEASE" has the meaning specified in the definition of Capital Lease Obligations.

          "CAPITAL LEASE OBLIGATIONS" means all monetary obligations of the Borrower or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease ("CAPITAL LEASE").

          "CD RATE" means, for each Interest Period in respect of a CD Rate Loan, the rate of interest (rounded upward to the nearest 1/100th of 1%) determined pursuant to the following formula:


          CD Rate = Certificate of Deposit Rate + Assessment
                    ---------------------------
                      1.0 - Reserve Percentage      Rate

               Where:

               "ASSESSMENT RATE" means the net annual assessment rate applicable to the Bank determined by the Bank to be in effect on the first day of such Interest Period payable by banks to the Federal Deposit Insurance Corporation, or any successor, for insuring time deposits made in dollars at the offices of banks in the United States.

               "CERTIFICATE OF DEPOSIT RATE" means for any Interest Period for a CD Rate Loan, the rate of interest per annum determined by the Bank to be the arithmetic mean (rounded upward to the nearest 1/100th of 1%) of the rates notified to the Bank as the rates of interest bid by two or more certificate of deposit dealers of recognized standing selected by the Bank for the purchase at face value of dollar certificates of deposit issued by major United States banks, for a maturity comparable to such Interest Period and in the approximate amount of the CD Rate Loan to be made, at the time selected by the Bank on the first day of such Interest Period.

               "RESERVE PERCENTAGE" means for any Interest Period for a CD Rate Loan the maximum reserve percentage (expressed as a decimal, rounded upward to the nearest 1/100th of 1%), as determined by the Bank, in effect on the first day of such Interest Period (including any ordinary, marginal, emergency, supplemental, special and other reserve percentages) prescribed by the Federal Reserve Board for determining the maximum reserves to be maintained by member banks of the Federal Reserve System with deposits exceeding $1,000,000,000 for new non-personal time deposits for a period comparable to such Interest Period and in an amount of $100,000 or more.

          "CD RATE LOAN" means a Loan bearing interest at the rate determined by reference to the CD Rate.

          "CERCLA" has the meaning specified in the definition of "Environmental Laws."

          "CLOSING DATE" means the date on which all conditions precedent set forth in Section 3.1 are satisfied or waived by the Bank.

          "CODE" means the Internal Revenue Code of 1986, as amended.

          "COMMITMENT" means $35,000,000, as such amount may be reduced pursuant to Section 2.5.

          "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of Exhibit D annexed hereto.

          "CONSOLIDATED CAPITAL" means the sum of Consolidated Funded Debt and Consolidated Tangible Net Worth.

          "CONSOLIDATED FUNDED DEBT" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP, an amount equal to the sum of, without duplication, (a) all Indebtedness of such Person for borrowed money or which has been incurred in connection with the acquisition of assets (excluding therefrom deferred salary, accrued interest and policy loans related to the cash value of life insurance policies purchased in connection with the Keystaff Deferral Plan or similar executive compensation programs) PLUS (b) the principal portion of all Capital Lease Obligations of such Person PLUS (c) all Contingent Obligations of such Person with respect to Consolidated Funded Debt of others.

          "CONSOLIDATED TANGIBLE NET WORTH" means, at any date of determination, the net worth of the Borrower and its Subsidiaries on a consolidated basis, without giving effect to translation adjustments, and MINUS intangible assets, all determined in conformity with GAAP. Consolidated Tangible Net Worth shall include any amounts classified as temporary or mezzanine equity pursuant to the limited put rights associated with Borrower shares held in the ESOP.

          "CONTINGENT OBLIGATION" means, as applied to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person, whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any Property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (c) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof.

          "CONTRACTUAL OBLIGATIONS" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its Property is bound.

          "CONTROLLED GROUP" means the Borrower and all Persons (whether or not incorporated) under common control or treated as a single employer with the Borrower pursuant to Section 414(b), (c), (m) or (o) of the Code.

          "DEFAULT" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

          "EFFECTIVE DATE" means April 13, 1995.

          "ENVIRONMENTAL CLAIMS" means all claims, however asserted, by any Governmental Authority or other Person alleging liability or responsibility for violation of any Environmental Law or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), Property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon (a) the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from Property, whether or not owned by the Borrower, or (b) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

          "ENVIRONMENTAL LAWS" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters (excluding matters relating to zoning and building permits); including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act, the California Hazardous Waste Control Law, the California Solid Waste Management, Resource, Recovery and Recycling Act, the California Water Code and the California Health and Safety Code.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with the Borrower or any Subsidiary of the Borrower within the meaning of Section 414(b), 414(c) or 414(m) of the Code.

          "ERISA EVENT" means (a) a Reportable Event with respect to a Qualified Plan or a Multiemployer Plan; (b) a withdrawal by any member of the Controlled Group from a Qualified Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA); (c) a complete or partial withdrawal by any member of the Controlled Group from a Multiemployer Plan; (d) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Qualified Plan or Multiemployer Plan subject to Title IV of ERISA; (e) a failure to make required contributions to a Qualified Plan or Multiemployer Plan; (f) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Qualified Plan or Multiemployer Plan; (g) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any member of the Controlled Group; (h) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Qualified Plan; (i) any member of the Controlled Group engages in or otherwise becomes liable for a non-exempt prohibited transaction which would have a Material Adverse Effect; or (j) a violation of the applicable requirements of
Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code by any fiduciary with respect to any Qualified Plan for which the

Borrower or any of its Subsidiaries may be directly or indirectly liable which would have a Material Adverse Effect.

          "EURODOLLAR RESERVE PERCENTAGE" has the meaning specified in the definition of "Offshore Rate".

          "EVENT OF DEFAULT" means any of the events or circumstances specified in Section 7.1.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934.

          "EXISTING AGREEMENTS" means (a) that certain Credit Agreement dated as of October 31, 1988 between the Borrower and Bank of America National Trust and Savings Association; (b) that certain Credit Agreement dated as of October 31, 1988 between the Borrower and Citicorp USA, Inc. and (c) that certain Credit Agreement dated as of May 26, 1992 between the Borrower and Bank of America Illinois (formerly named Continental Bank).

          "FEDERAL FUNDS RATE" means the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day of determination (or if such day of determination is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transaction received by the Bank from three Federal funds brokers of recognized standing selected by it.

          "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System, or any successor thereto.

          "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such other entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the circumstances as of the date of determination.

          "GOVERNMENTAL AUTHORITY" means (a) any international, foreign, federal, state, county or municipal government, or political subdivision thereof, (b) any governmental agency, authority, board, bureau, commission, department or instrumentality, or (c) any court or administrative tribunal.

          "HAZARDOUS MATERIALS" means all those substances which are regulated by, or which may form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

          "INDEBTEDNESS" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of Property or services (other than trade payables entered into in the ordinary course of business pursuant to ordinary terms); (c) all matured or drawn and unreimbursed reimbursement obligations with respect to surety bonds, letters of credit, bankers' acceptances and similar instruments (in each case, to the extent material or non-contingent); (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of Property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such Property); (f) all Capital Lease Obligations; (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (h) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (f) above. Indebtedness shall not include life insurance policy loans secured by the surrender value of such life insurance policy.

          "INSOLVENCY PROCEEDING" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in the case of clause (a) and (b) undertaken under U.S. Federal, State or foreign law, including the Bankruptcy Code.

          "INTEREST PAYMENT DATE" means, (a) with respect to any Offshore Rate Loan, CD Rate Loan or a Money Market Rate Loan, the last Business Day of each Interest Period applicable to such

Loan; (b) with respect to any Base Rate Loan, the last Business Day of each calendar quarter and each date a Base Rate Loan is converted into an Offshore Rate Loan, CD Rate Loan or a Money Market Loan; and (c) with respect to all Loans, the Maturity Date; PROVIDED, HOWEVER, that if (i) any Interest Period for a Money Market Rate Loan or an Offshore Rate Loan exceeds three months, interest shall also be paid on the date which falls three months after the beginning of such Interest Period; and (b) if any Interest Period for a CD Rate Loan exceeds 90 days, interest shall also be paid on the date which falls 90 days after the beginning of such Interest Period.

          "INTEREST PERIOD" means, (a) with respect to any Offshore Rate Loan, the period commencing on the Business Day the Offshore Rate Loan is disbursed or continued or on the date on which a Loan is converted into a Offshore Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation;
(b) with respect to any CD Rate Loan, the period commencing on the Business Day the CD Rate Loan is disbursed or continued or on the date on which a Loan is converted to the CD Rate Loan and ending 30, 60, 90 or 180 days thereafter, as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation; and (c) with respect to any Money Market Rate Loan, the period commencing on the Business Day that the Money Market Rate Loan is disbursed or continued or on the date on which a Loan is converted into a Money Market Rate Loan and ending on the date which is (i) 1 to 7 days thereafter or
(ii) one or more weeks or one or more months thereafter but in no event exceeding six months, in each case as selected by the Borrower in its Notice of Borrowing; PROVIDED that:

                    (i) if any Interest Period pertaining to an Offshore Rate Loan, CD Rate Loan or a Money Market Rate Loan would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless, in the case of an Offshore Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                    (ii) any Interest Period pertaining to a Offshore Rate Loan or Money Market Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                    (iii) no Interest Period for any Loan shall extend beyond the Maturity Date.

          "LENDING OFFICE" means, with respect to the Bank, the office or offices of the Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, opposite its name on the signature page hereto, or such other office or offices of the Bank as it may from time to time notify the Borrower.

          "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment, lien (statutory or other) or other security interest or encumbrance (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease Obligation, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the UCC or any comparable law), but not including the interest of a lessor under an Operating Lease.

          "LOANS" means the Loans made by the Bank to the Borrower pursuant to
Section 2.1

          "LOAN DOCUMENTS" means this Agreement, the Note if requested by the Bank and all documents and instruments delivered from time to time in connection therewith.

          "MARGIN STOCK" means "margin stock" as such term is defined in Regulation G, T, U or X of the Federal Reserve Board.


          "MATERIAL ADVERSE EFFECT" means a material adverse change in, or a material adverse effect upon, any of (a) the operations, business, Properties or financial condition of the Borrower; (b) the ability of the Borrower to perform under any Loan Document; or (c) the legality, validity, binding effect or enforceability of any Loan Document.

          "MATURITY DATE" means March 31, 2000.

          "MONEY MARKET RATE" means the fixed rate of interest determined in accordance with Section 2.3(a) for the applicable Interest Period.

          "MONEY MARKET RATE LOAN" means a Loan bearing interest at the rate determined by reference to the Money Market Rate.

          "MULTIEMPLOYER PLAN" means a "multiemployer plan" (within the meaning of Section 4001(a)(3) of ERISA) and to which any member of the Controlled Group makes, is making, or is obligated to make contributions or has made, or been obligated to make, contributions, but does not include (i) Multiemployer Plans to which no member of the Controlled Group had withdrawal liability and an obligation to contribute at all times following the enactment of the Multiemployer Pension Plan Amendments Act of 1980, and (ii) Multiemployer Plans as to which all members of the Controlled Group have both completely withdrawn and paid the full amount of any withdrawal liability.

          "NET ISSUANCE PROCEEDS" means, in respect of any issuance of equity, the cash proceeds and non-cash proceeds received or receivable in connection therewith, net of reasonable costs and expenses paid or incurred in connection therewith in favor of any Person not an Affiliate of the Borrower.

          "NOTE" means a promissory note executed by the Borrower to the order of the Bank if the Bank has requested the Borrower to do so, substantially in the form of Exhibit A annexed hereto evidencing the Loans.

          "NOTICE OF BORROWING" means a notice substantially in the form of Exhibit B annexed hereto with respect to a proposed committed borrowing.

          "NOTICE OF CONVERSION/CONTINUATION" means a notice in substantially the form of Exhibit C annexed hereto.

          "NOTICE OF LIEN" means any "notice of lien" or similar document intended to be filed or recorded with any court, registry, recorder's office, central filing office or other Governmental Authority for the purpose of evidencing, creating, perfecting or preserving the priority of a Lien securing obligations owing to a Governmental Authority.

          "OBLIGATIONS" means all obligations of every nature of the Borrower from time to time owed to the Bank, whether for principal, interest, fees, expenses, indemnification or otherwise, and whether absolute or contingent, due or to become due, now existing or hereafter arising, pursuant to the terms of any of the Loan Documents.

          "OFFSHORE RATE" means, for each Interest Period in respect of an Offshore Rate Loan, an interest rate per annum (rounded upward to the nearest 1/16th of 1%) determined pursuant to the following formula:

          Offshore Rate =                IBOR
                          -----------------------------------
                          1.0 - Eurodollar Reserve Percentage

          Where,

               "EURODOLLAR RESERVE PERCENTAGE" means the reserve percentage (expressed as a decimal, if any, rounded upward to the nearest 1/100th of 1%) in effect on the date IBOR for such Interest Period is determined applicable to the Bank under regulations issued from time to time by the Federal Reserve Board for determining the reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities") having a term comparable to such Interest Period; and

               "IBOR" means the rate of interest per annum determined by the Bank as the rate of interest at which dollar deposits in the approximate amount of the amount of the Loan to be made or continued as, or converted into, an Offshore Rate Loan and having a maturity comparable to such Interest Period would be offered by the Bank to major banks in the offshore Dollar interbank market at its request at or about 11:00 a.m. (New York time) on the second Business Day prior to the commencement of such Interest Period.

               The Offshore Rate shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

          "OFFSHORE RATE LOAN" means a Loan bearing interest at the rate determined by reference to the Offshore Rate.

          "OPERATING LEASE" means, as applied to any Person, any lease of Property which is not a Capital Lease other than any such lease under which that Person is the lessor.

          "ORDINARY COURSE OF BUSINESS" means, in respect of any transaction involving the Borrower or any Subsidiary of the Borrower, the ordinary course of such Person's business, as conducted by any such Person in accordance with past practice.

          "ORGANIZATION DOCUMENTS" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation relating to the foregoing or the organization of such corporation.

          "PARTICIPANT" has the meaning specified in Section 8.6(d).

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "PERMITTED ACCOUNT RECEIVABLES FINANCING" means a sale or discount of accounts receivable of the Borrower and its Subsidiaries (A) where such sale or discount is not a sale or discounting of accounts receivable meeting a specified credit criteria, and (B) that does not involve the creation of a Lien or negative pledge on any accounts receivable not so sold or discounted.

          "PERMITTED LIENS" has the meaning specified in Section 6.1.

          "PERSON" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, limited liability company or Governmental Authority.

          "PLAN" means an employee pension benefit plan (as defined in Section 3(2) of ERISA) which any member of the Controlled Group sponsors or maintains or to which the Borrower or member of the Controlled Group makes or is obligated to make contributions, and which is subject to the provisions of Title IV of ERISA.

          "PROPERTY" means any estate or interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

          "QUALIFIED PLAN" means a pension plan (as defined in Section 3(2) of ERISA) intended to be tax-qualified under Section 401(a) of the Code and which any member of the Controlled Group sponsors, maintains, or to which it makes or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding period covering at least five (5) plan years, but excluding any Multiemployer Plan.

          "REPORTABLE EVENT" means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder for which the requirement of 30-day notice has not been waived, a withdrawal from a Plan described in Section 4063 of ERISA, or a cessation of operations described in Section 4062(e) of ERISA.

          "REQUIREMENT OF LAW" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its Property or to which the Person or any of its Property is subject.

          "RESPONSIBLE OFFICER" means the chief executive officer, the president, the chief operating officer, the chief financial officer, the chief legal officer, the treasurer or the controller of the Borrower.

          "SUBSIDIARY" of a Person means any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.

          "UNFUNDED PENSION LIABILITIES" means with respect to a Plan, the "amount of unfunded benefit liabilities" as defined in Section 4001(a)(18) of ERISA.

          1.2  OTHER INTERPRETIVE PROVISIONS.

               (a) PERFORMANCE; TIME. Except as otherwise specifically provided herein, whenever any performance obligation hereunder shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including." If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

               (b) CAPTIONS. The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

          1.3 ACCOUNTING PRINCIPLES. Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.


               SECTION 2.  THE LOANS


          2.1 THE COMMITMENT. The Bank agrees, on the terms and conditions hereinafter set forth, to make loans under the Commitment to the Borrower (each such loan, a "Loan") from time to time on any Business Day from the Effective Date to but excluding the Maturity Date; PROVIDED, HOWEVER, that, after giving effect to the making of any Loans, the aggregate principal amount of the outstanding Loans shall not exceed the Commitment.

Within the limits of the Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.1, prepay pursuant to Section 2.6 and reborrow pursuant to this Section 2.1.

          2.2 LOAN ACCOUNTS; NOTES. (a) Subject to Section 2.2(b), the Loans shall be evidenced by one or more loan accounts maintained by the Bank in the ordinary course of business. The loan accounts maintained by the Bank shall be prima facie evidence absent manifest error of the amount of the Loans made to the Borrower and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Loans.

               (b) Upon the request of the Bank, the Loans shall be evidenced by a Note, instead of loan accounts. The Bank shall endorse on the schedules annexed to the Note the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Borrower with respect thereto. The Bank is irrevocably authorized by the Borrower to endorse the Note and its record shall be prima facie absent manifest error; PROVIDED, HOWEVER, that the failure of the Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Borrower hereunder or under the Note to the Bank.

          2.3  PROCEDURE FOR BORROWINGS.

               (a) Each Loan shall be made upon the Borrower's irrevocable written notice in the form of a Notice of Borrowing delivered to the Bank in accordance with Section 8.2 (which notice must be received by the Bank prior to (i) 9:00 a.m. (San Francisco time) (A) three Business Days prior to the requested borrowing date, in the case of an Offshore Rate Loan; (B) two Business Days prior to the requested borrowing date, in the case of a CD Rate Loan, and
(C) on the requested borrowing date, in the case of a Base Rate Loan and (ii) 11:00 a.m. (San Francisco time) on the requested borrowing date, in the case of a Money Market Rate Loan. Each Notice of Borrowing shall specify: (v) the amount of the Loan, which shall be in a minimum principal amount of $1,000,000 and multiples thereof; (w) the requested borrowing date, which shall be a Business Day; (x) whether the Loan is to be an Offshore Rate Loan, CD Rate Loan, Base Rate Loan or Money Market Rate Loan; (y) if an Offshore Rate Loan, CD Rate Loan or Money Market Rate Loan, the duration of the Interest Period applicable to such Loan; and (z) if a Money Market Loan, the interest rate therefor, determined in accordance with the next sentence. On any day that the Borrower desires to request a Money Market Loan, the Borrower shall notify the Bank in accordance with Section 8.2 not later than 10:00 a.m. (San Francisco time) on such day, and the Bank shall quote to the

Borrower the available interest rate(s) for the requested Interest Period(s).
If the Borrower desires to borrow a Money Market Loan at an interest rate so quoted, it shall submit a Notice of Borrowing on such day as provided above including such interest rate. Any interest rate quoted by the Bank shall be good only on the date quoted and only for the Interest Period specified. If a Notice of Borrowing shall fail to specify the duration of the Interest Period for any CD Rate Loan, Offshore Rate Loan or Money Market Loan, such Interest Period shall be 90 days, three months or one day, respectively. The proceeds of the Loan will then be made available to the Borrower by the Bank by crediting the account of the Borrower on the books of Bank by wire transfer in accordance with written instructions provided to the Bank by the Borrower.

               (b) During the existence of a Default or Event of Default, the Borrower may not elect to have a Loan be made as an Offshore Rate Loan, CD Rate Loan or Money Market Rate Loan.

               (c) After giving effect to any borrowing of Loans, there shall not be more than ten different Interest Periods in effect.

          2.4  CONVERSION AND CONTINUATION ELECTIONS.

               (a) The Borrower may upon irrevocable written notice to the Bank in accordance with Section 2.4(b): (i) elect to convert on any Business Day, any Base Rate Loan (or any part thereof in an amount not less than $1,000,000) into an Offshore Rate Loan, a CD Rate Loan or a Money Market Rate Loan or; (ii) elect to convert on any Interest Payment Date any Offshore Rate Loan, CD Rate Loan or Money Market Rate Loan maturing on such Interest Payment Date (or any part thereof in an amount not less than $1,000,000) into a Base Rate Loan; or (iii) elect to continue on any Interest Payment Date any Offshore Rate Loan, CD Rate Loan or Money Market Rate Loan maturing on such Interest Payment Date (or any part thereof in an amount not less than $1,000,000); PROVIDED, HOWEVER, that a Money Market Rate Loan may be continued only at the interest rate and Interest Period quoted by the Bank in accordance with Section 2.4(b).

               (b) The Borrower shall deliver a written notice in the form of a Notice of Conversion/Continuation in accordance with Section 8.2 to be received by the Bank not later than (i) 9:00 a.m. (San Francisco time) at least (A) three Business Days in advance of the conversion or continuation date, if the Loan is to be converted into or continued as an Offshore Rate Loan; (B) two Business Days in advance of the conversion or continuation date, if the Loan is to be converted into or continued as a CD Rate Loan; and (C) on the Business Day of the conversion, if the Loan is to be converted into a Base Rate Loan and (ii) 11:00 a.m. (San Francisco time) on the day of such conversion or continuation date, if the Loan is to be converted into or continued as a Money Market Rate Loan. Each Notice of Conversion/Continuation shall specify: (v) the proposed conversion or continuation date; (w) the Loan to be converted or continued; (x) the nature of the proposed conversion or continuation; (y) the duration of the requested Interest Period, if applicable; and (z) if a Money Market Loan, the interest rate therefor, determined in accordance with the procedure set forth in Section 2.3(a).

               (c) If upon the expiration of any Interest Period applicable to a CD Rate Loan, an Offshore Rate Loan or a Money Market Rate Loan, the Borrower has failed to select a new Interest Period to be applicable to such CD Rate Loan, Offshore Rate Loan or Money Market Rate Loan, as the case may be, or if any Default or Event of Default shall then exist, the Borrower shall be deemed to have elected to convert such CD Rate Loan, Offshore Rate Loan or Money Market Rate Loan into a Base Rate Loan effective as of the expiration date of such current Interest Period.

               (d) During the existence of a Default or Event of Default, the Borrower may not elect to have a Loan converted into or continued as an Offshore Rate Loan, a CD Rate Loan or a Money Market Rate Loan.

               (e) Notwithstanding any other provision contained in this Agreement, after giving effect to any conversion or continuation of any Loans, there shall not be more than ten different Interest Periods for all Loans in effect.

          2.5 VOLUNTARY TERMINATION OR REDUCTION OF COMMITMENT. The Borrower may, upon not less than three Business Days' prior notice to the Bank, terminate or permanently reduce the Commitment by a minimum amount of $5,000,000; PROVIDED that no such reduction or termination shall be permitted to the extent that, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the then outstanding principal amount of the Loans would exceed the Commitment then in effect; PROVIDED, FURTHER, that once reduced in accordance with this Section 2.5, the Commitment only may be increased by mutual agreement between Borrower and Bank. All accrued commitment fees to, but not including the effective date of any reduction or termination of the Commitment, shall be paid on the effective date of such reduction or termination.

          2.6 PREPAYMENTS. The Borrower may, at any time or from time to time, prepay a Loan in whole or in part in minimum amount of $1,000,000 (a) upon at least three Business Days' notice to the Bank in the case of a prepayment of an Offshore Rate Loan; (b) upon at least two Business Days' notice to the Bank in the case of a prepayment of a CD Rate Loan; and (c) with notice to the Bank on the Business Day of such prepayment in the case of a Base Rate Loan or a Money Market Rate Loan. Such notice of prepayment shall specify the date and amount of such prepayment and whether such prepayment is of a Base Rate Loan, CD Rate Loan, Offshore Rate Loan or Money Market Rate Loan, or any combination thereof. Such notice shall not thereafter be revocable by the Borrower. Any prepayment of a CD Rate Loan, Offshore Rate Loan or Money Market Rate Loan hereunder shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid and any amounts required pursuant to Section 2.15.

          2.7 REPAYMENT. The Borrower shall repay to the Bank in full on the Maturity Date the aggregate principal amount of all Loans outstanding on the Maturity Date; PROVIDED, HOWEVER, that unless converted or continued as set forth in Section 2.4, each Money Market Rate Loan shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable thereto, but in no event later than the Maturity Date.

          2.8  INTEREST.

               (a) Subject to Section 2.8(b), each Loan shall bear interest on the outstanding principal amount thereof from the date when made until it becomes due at a rate per annum equal to (i) the CD Rate, the Offshore Rate or the Base Rate, as the case may be, PLUS the Applicable Margin or (ii) the Money Market Rate. Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of any CD Rate Loan, Offshore Rate Loan or Money Market Rate Loan pursuant to Section
2.6 for the portion of the Loan so prepaid and upon payment (including prepayment) in full of any Loan and, during the existence of any Event of Default, interest shall be paid on demand.

               (b) While any Event of Default exists or after acceleration, at the Bank's option, the Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all Obligations then due and unpaid, at a rate per annum which is determined by adding 2% per annum to the Applicable Margin then in effect for such Loans or the interest rate applicable to any Money Market Rate Loan; PROVIDED, HOWEVER, that, on and after the expiration of any Interest Period applicable to any Offshore Rate Loan, CD Rate Loan or Money Market Rate Loan outstanding on the date of occurrence of such Event of Default or acceleration, at the Bank's option, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Base Rate plus 2%.

          2.9 FACILITY FEE. The Borrower shall pay to the Bank a facility fee on the average amount of the Commitment, regardless of usage, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter equal to the Applicable Margin. Such facility fee shall accrue from the Effective Date to the Maturity Date and shall be due and payable quarterly in arrears on the last Business Day of each quarter commencing on June 30, 1995 through the Maturity Date, with the final payment to be made on the Maturity Date; provided that, in connection with any reduction or termination of the Commitment pursuant to Section 2.5, the accrued facility fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the next succeeding quarterly payment being calculated on the basis of the period from the reduction or termination date to such quarterly payment date. The facility fee provided in this Section shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Section 3 are not met.

          2.10 COMPUTATION OF FEES AND INTEREST. All computations of interest payable in respect of Base Rate Loans at all times as the Base Rate is determined by the Bank's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest under this Agreement shall be made on the basis of a 360-day year and actual days elapsed, which results in more interest being paid than if computed on the basis of a 365-day year. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof. Each determination of an interest rate by the Bank pursuant hereto shall be conclusive and binding on the Borrower in the absence of manifest error.

          2.11  PAYMENTS BY THE BORROWER.

               (a) All payments (including prepayments) to be made by the Borrower on account of principal, interest, fees and other amounts required hereunder shall be made without set-off, recoupment or counterclaim and shall, except as otherwise expressly provided herein, be made to the Bank at the Bank's Lending Office, in dollars and in immediately available funds, no later than 10:00 a.m. (San Francisco time) on the date specified herein. Any payment which is received by the Bank later than such time shall be deemed to have been received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue.

               (b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be; subject to the provisions set forth in the definition of "Interest Period" herein.

          2.12 TAXES. Any and all payments by the Borrower to the Bank under this Agreement shall be made free and clear of, and without deduction or withholding for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding such taxes (including income taxes or franchise taxes) as are imposed on or measured by the Bank's net income by the jurisdiction under the laws of which the Bank is organized or maintains a Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). In addition, the Borrower shall pay any present or future stamp or documentary taxes or any other excise or Property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents (hereinafter referred to as "OTHER TAXES"). The Borrower shall indemnify and hold harmless the Bank for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.12) paid by the Bank and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto. Payment under this indemnification shall be made within 30 days from the date the Bank makes written demand therefor, which demand shall set forth in reasonable detail the calculation of the amount of Taxes or Other Taxes being requested from the Borrower.

          2.13 ILLEGALITY.

               (a) If the Bank shall determine that the introduction of any Requirement of Law after the date hereof, or any change in any Requirement of Law or in the interpretation or administration thereof after the date hereof, has made it unlawful, or that any central bank or other Governmental Authority has asserted after the date hereof that it is unlawful, for the Bank or its Lending Office to make Offshore Rate Loans, then, on notice thereof by the Bank to the Borrower, the obligation of the Bank to make Offshore Rate Loans shall be suspended until the Bank shall have notified the Borrower that the circumstances giving rise to such determination no longer exists.

               (b) If the Bank shall determine that it is unlawful to maintain any Offshore Rate Loan, the Borrower shall prepay in full all Offshore Rate Loans then outstanding, together with interest accrued thereon, either on the last day of the Interest Period thereof if the Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Loans, together with any amounts required to be paid in connection therewith pursuant to Section 2.15.

          2.14 INCREASED COSTS AND REDUCTION OF RETURN.

               (a) If the Bank shall determine that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the CD Rate or the Offshore Rate) in or in the interpretation of any law or regulation or
(ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law, provided that if such guideline or request does not have the force of law, compliance therewith is customary for banks regulated in a manner similar to such Bank), after the date hereof there shall be any increase in the cost to the Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans or CD Rate Loans, then the Borrower shall be liable for, and shall from time to time, within 10 Business Days after demand therefor by the Bank, pay to the Bank additional amounts as are sufficient to compensate the Bank for such increased costs.

               (b) If the Bank shall have determined that (i) the introduction after the date hereof of any Capital Adequacy Regulation, (ii) any change after the date hereof in any Capital Adequacy Regulation, (iii) any change after the date hereof in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank, with any Capital Adequacy Regulation; affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration the Bank's or such corporation's policies with respect to capital adequacy and the Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, within 10 Business Days after demand of the Bank, the Borrower shall upon demand pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

          2.15 FUNDING LOSSES. The Borrower agrees to reimburse the Bank and to hold the Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of: (a) the failure of the Borrower to make any payment or prepayment of principal of any Offshore Rate Loan, CD Rate Loan or Money Market Rate Loan (including payments made after any acceleration thereof); (b) the failure of the Borrower to borrow, continue or convert an Offshore Rate Loan, CD Rate Loan or Money Market Rate after the Borrower has given a Notice of Borrowing or a Notice of Conversion/Continuation; (c) the failure of the Borrower to make any prepayment after the Borrower has given a notice in accordance with Section 2.6; (d) the prepayment (including pursuant to Section 2.6) of an Offshore Rate Loan, a CD Rate Loan or Money Market Rate Loan on a day which is not the last day of the Interest Period with respect thereto; or (e) the conversion pursuant to Section 2.4 of any Offshore Rate Loan, CD Rate Loan or Money Market Rate Loan to a Base Rate Loan on a day that is not the last day of the respective Interest Period; including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans, CD Rate Loans or Money Market Rate Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained. Solely for purposes of calculating amounts payable by the Borrower to the Bank under this Section 2.15, (i) each Offshore Rate Loan (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the IBOR used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded, (ii) each CD Rate Loan made by the Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the Certificate of Deposit Rate used in determining the CD Rate for such CD Rate Loan by the issuance of its certificate of deposit in a comparable amount and for a comparable period, whether or not such CD Rate Loan is in fact so funded, and (iii) each Money Market Rate Loan made by the Bank shall be conclusively deemed to have been funded by the Bank in the manner which was the basis for the interest rate for such Loan, whether or not such Money Market Rate Loan is in fact so funded.

          2.16 INABILITY TO DETERMINE RATES. If the Bank shall have determined that for any reason adequate and reasonable means do not exist for ascertaining the Offshore Rate or the CD Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan or CD Rate Loan or that the Offshore Rate or the CD Rate applicable pursuant to Section 2.8(a) for any requested Interest Period with respect to a proposed Offshore Rate Loan or CD Rate Loan does not adequately and fairly reflect the cost to the Bank of funding such Loan, the Bank will forthwith give notice of such determination to the Borrower. Thereafter, the obligation of the Bank to make or maintain CD Rate Loans or Offshore Rate Loans, as the case may be, hereunder shall be suspended until the Bank revokes such notice in writing; provided however that no outstanding CD Rate Loan or Offshore Rate Loan shall be terminated prior to the expiration of the Interest Period unless required by law. Upon receipt of such notice, the Borrower may revoke any notice of borrowing or notice of conversion or continuation then submitted by it. If the Borrower does not revoke such notice, the Bank shall make, convert or continue the Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Loans shall be made, converted or continued as Base Rate Loans or Money Market Rate Loans instead of CD Rate Loans or Offshore Rate Loans, as the case may be.


          SECTION 3.  CONDITIONS PRECEDENT


          3.1 CONDITIONS OF CLOSING. The obligation of the Bank to make its initial Loan hereunder is subject to the condition that the Bank shall have received on or before the Closing Date all of the following, in form and substance satisfactory to the Bank:

               (a)  CREDIT AGREEMENT.  This Agreement executed by the Borrower;

               (b) NOTE. If requested by the Bank, a Note executed by the Borrower.

               (c) RESOLUTIONS; INCUMBENCY. (i) Copies of the resolutions of the board of directors of the Borrower approving and authorizing the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents to be delivered hereunder, and authorizing the borrowing of the Loans, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Borrower and (ii) a certificate of the Secretary or Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered hereunder;

               (d) ARTICLES OF INCORPORATION; BY-LAWS AND GOOD STANDING. Each of the following documents: (i) the articles or certificate of incorporation of the Borrower as in effect on the Closing Date, certified by the Secretary of State of the state of incorporation of the Borrower as of a recent date, and the bylaws of the Borrower as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of the Borrower as of the Closing Date; and
(ii) a good standing certificate for the Borrower from the Secretary of State of Delaware as of a recent date;

               (e) CERTIFICATE. A certificate signed by a Responsible Officer, dated as of the Closing Date, stating that: (i) the representations and warranties contained in Section 4 are true and correct in all material respects on and as of such date, as though made on and as of such date; (ii) no Default or Event of Default exists; and (iii) there has occurred since January 31, 1994, no event or circumstance that could reasonably be expected to result in a Material Adverse Effect;

               (f) COMPLIANCE CERTIFICATE. A Compliance Certificate dated as of the Closing Date, the financial covenant portion of which shall be based on the financial statements dated as of October 31, 1994.

               (g) TERMINATION OF EXISTING AGREEMENTS. Evidence that the Borrower has terminated, or concurrently with the initial funding hereunder will be terminating, all Existing Agreements and shall have paid all amounts owing to the banks thereunder.

               (h) OPINION OF COUNSEL. An opinion of Aloma H. Park, Corporate Counsel of the Borrower and addressed to the Bank.

               (i) OTHER DOCUMENTS. Such other approvals, opinions or documents as the Bank may reasonably request.

          3.2 CONDITIONS TO ALL BORROWINGS. The obligation of the Bank to make, continue or convert any Loan (including the initial Loan) is subject to the satisfaction of the following conditions precedent on the relevant borrowing date:

               (a) NOTICE OF BORROWING OR CONVERSION/ CONTINUATION. The Bank shall have received a Notice of Borrowing or a Notice of Conversion/Continuation;

               (b) CONTINUATION OF REPRESENTATIONS AND WARRANTIES. Except for the representations and warranties set forth in Section 4.11(b) and 4.13 (which shall be made solely as of the Closing Date, the representations and warranties made by the Borrower contained in Section 4 shall be true and correct in all material respects on and as of such borrowing date with the same effect as if made on and as of such borrowing date; and

               (c) NO EXISTING DEFAULT. No Default or Event of Default shall exist or shall result from such borrowing, conversion or continuation.

Each Notice of Borrowing and Notice of Conversion/Continuation submitted by the Borrower hereunder shall constitute a representation and warranty by the Borrower hereunder, as of the date of each such notice and as of the date of each borrowing, conversion or continuation that the conditions in this Section
3.2 are satisfied.

          SECTION 4.  REPRESENTATIONS AND WARRANTIES


          The Borrower represents and warrants to the Bank that:

          4.1  CORPORATE EXISTENCE AND POWER.  The Borrower and each of its
corporate Subsidiaries: (a)   is a corporation duly organized, validly existing
and in good standing under the laws of the jurisdiction of its incorporation;
(b) has the corporate power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and execute, deliver, and perform its obligations under, the Loan Documents; (c) is duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect; and (d) is in compliance with all Requirements of Law except where such noncompliance would not have a Material Adverse Effect.

          4.2 CORPORATE AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Borrower of each Loan Document to which it is a party, have been duly authorized by all necessary corporate action, and do not and will not: (a) contravene the terms of any of the Borrower's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which the Borrower is a party or any order, injunction, writ or decree of any Governmental Authority to which the Borrower or its Property is subject; or (c) violate any Requirement of Law applicable to the Borrower.

          4.3 GOVERNMENTAL AUTHORIZATION. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower of this Agreement or any other Loan Document, other than routine filings required to be made by the Borrower in the ordinary course of business after the date hereof.

          4.4 BINDING EFFECT. This Agreement and each other Loan Document to which the Borrower is a party constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

          4.5 LITIGATION. Except as set forth in Schedule 4.5, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Borrower, its Subsidiaries or any of their respective Properties which: (a) purport to affect or pertain to this Agreement, or any other Loan Document, or any of the transactions contemplated hereby or thereby; or (b) would reasonably be expected to result in liability in excess of $10,000,000. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority against the Borrower purporting to enjoin or restrain the execution, delivery and performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

          4.6 NO DEFAULT. No Default or Event of Default exists or would result from the incurring of any Obligations by the Borrower. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, would reasonably be expected to have a Material Adverse Effect or that could, if such default had occurred after the Closing Date, create an Event of Default under Section 7.1(e) or (f).

          4.7  ERISA COMPLIANCE.

               (a) Schedule 4.7 lists all Plans maintained or sponsored by the Borrower or to which it is obligated to contribute, and separately identifies Plans intended to be Qualified Plans and Multiemployer Plans. Each Plan other than a Multiemployer Plan is in compliance, and, with respect to each Multiemployer Plan, the Borrower has no knowledge that such Multiemployer Plan is not in compliance, in all material respects with the applicable provisions of ERISA, the Code and other Federal or applicable state law that is not preempted by ERISA. Each Qualified Plan has been determined by the Internal Revenue Service ("IRS") to qualify under Section 401 of the Code, and the trusts created thereunder have been determined to be exempt from tax under the provisions of
Section 501 of the Code, and to the best knowledge of the Borrower nothing has occurred which would cause the loss of such qualification or tax-exempt status.

               (b) There is no outstanding liability (excluding PBGC premiums due but not delinquent under Section 4001 of ERISA) under Title IV of ERISA with respect to any Plan maintained or sponsored by the Borrower or any ERISA Affiliate (as to which the Borrower is or may reasonably be expected to be liable), nor with respect to any Plan to which the Borrower or any ERISA Affiliate (wherein the Borrower is or may be liable) contributes or is obligated to contribute, which would reasonably be expected to have a Material Adverse Effect. None of the Qualified Plans has Unfunded Pension Liabilities as to which the Borrower is or may be liable, and which would reasonably be expected to have a Material Adverse Effect.

               (c) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan maintained or sponsored by the Borrower or to which the Borrower is obligated to contribute and as to which the Borrower is or may reasonably be expected to be liable, and which would reasonably be expected to have a Material Adverse Effect. There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, other than routine claims for benefits in the usual and ordinary course, asserted or instituted against (i) any Plan maintained or sponsored by the Borrower or its assets, (ii) any member of the Controlled Group with respect to any Qualified Plan of the Borrower, or (iii) any fiduciary with respect to any Plan for which the Borrower may be directly or indirectly liable, through indemnification obligations or otherwise which in each case would reasonably be expected to have a Material Adverse Effect. The Borrower has not transferred any Unfunded Pension Liability outside of the Controlled Group or otherwise engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA which has a reasonable likelihood of having a Material Adverse Effect.

          4.8 USE OF PROCEEDS; MARGIN REGULATIONS. The proceeds of the Loans are intended to be and shall be used solely for the purposes set forth in and permitted by Section 5.10, and are intended to be and shall be used in compliance with Section 6.5.

          4.9 TITLE TO PROPERTIES. The Borrower and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real Property necessary or used in the ordinary conduct of its business, except for such defects in title as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the Closing Date, the Property of the Borrower and its Subsidiaries is subject to no Liens, other than Permitted Liens.

          4.10 TAXES. The Borrower and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their Properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP and no Notice of Lien has been filed or recorded.

          4.11 FINANCIAL CONDITION.

               (a) The audited consolidated financial statements of financial condition of the Borrower and its Subsidiaries dated January 31, 1994, and the related consolidated statements of operations, shareholders' equity and cash flows for the fiscal year ended on that date: (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) are complete and accurate in all material respects and fairly present the financial condition of the Borrower and its consolidated Subsidiaries as of the date thereof and results of operations for the period covered thereby; and (iii) show all material indebtedness and other liabilities, direct or contingent of the Borrower and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes and material commitments.

               (b) Since January 31, 1994, there has been no Material Adverse Effect.

          4.12  ENVIRONMENTAL MATTERS.

               (a) To the knowledge of the Responsible Officers of Borrower, the on-going operations of the Borrower and each of its Subsidiaries comply in all respects with all Environmental Laws, except such non-compliance which would not reasonably be likely to result in a Material Adverse Effect. To the knowledge of the Responsible Officers of the Borrower, the Borrower and each of its Subsidiaries have obtained all licenses, permits, authorizations and registrations required under any Environmental Law ("ENVIRONMENTAL PERMITS") necessary for its ordinary course operations, all such Environmental Permits are in good standing, and the Borrower and each of its Subsidiaries are in compliance with all material terms and conditions of such Environmental Permits, except where the failure to obtain or maintain such Environmental Permits or such noncompliance would not have a Material Adverse Effect.

               (b) Except as set forth in Schedule 4.12(b), none of the Borrower or any of its Subsidiaries or any of their respective present real Property or operations is subject to any outstanding written order from or agreement with any Governmental Authority nor subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Material.

               (c) to the knowledge of the Responsible Officers of the Borrower, there are no conditions or circumstances which would reasonably be expected to give rise to any Environmental Claims arising from the operations of Borrower, its Subsidiaries which would be reasonably likely to result in a Material Adverse Effect.

          4.13 SUBSIDIARIES. As of the Closing Date, the Borrower has no Subsidiaries other than those specifically disclosed in Schedule 4.13 annexed hereto.

          4.14 INSURANCE. The material real Properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies (except to the extent self-insurance is permitted pursuant to Section 5.6), in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar Properties in localities where the Borrower or such Subsidiary operates.

          4.15 FULL DISCLOSURE. None of the representations or warranties made by the Borrower in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in each exhibit or any certificate furnished by or on behalf of the Borrower or any of its Subsidiaries in connection with the Loan Documents, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading.


          SECTION 5.  AFFIRMATIVE COVENANTS


          The Borrower covenants and agrees that, so long as the Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied:

          5.1 FINANCIAL STATEMENTS. The Borrower shall deliver to the Bank in form and detail satisfactory to the Bank:

               (a) as soon as available, but not later than 120 days after the end of each fiscal year, a copy of the audited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year and the related statement of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, and accompanied by the opinion of Price Waterhouse or another nationally-recognized independent public accounting firm which report shall state that such consolidated financial statements present fairly the financial position of the Borrower and its Subsidiaries for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited because of a restricted or limited examination by such accountant of any material portion of the Borrower's or any Subsidiary's records;

               (b) as soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each year, a copy of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and the related consolidated statements of income and cash flows for the period commencing on the first day and ending on the last day of such quarter, setting forth the financial position and the results of operations of the Borrower and its Subsidiaries in conformity with GAAP applied on a basis consistent with prior years, subject to changes resulting from audit and normal year-end adjustments;

          5.2 CERTIFICATES; OTHER INFORMATION. The Borrower shall furnish to the Bank:

               (a) concurrently with the delivery of the financial statements referred to in Sections 5.1(a) and (b) above, a Compliance Certificate signed by a Responsible Officer (i) stating that, to the best of such officer's knowledge, the Borrower, during such period, has observed and performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default except as specified (by applicable Section reference) in such certificate, and (ii) showing in detail the calculations supporting such statement in respect of Sections 6.7 and 6.8; and

               (b) promptly, such additional business, financial, corporate affairs and other information as the Bank, at the request of the Bank, may from time to time reasonably request.

          5.3 NOTICES. Promptly upon a Responsible Officer of the Borrower becoming aware of the same, the Borrower shall promptly notify the Bank:

               (a)  of the occurrence of any Default or Event of Default;

               (b) of (i) any breach or non-performance of, or any default under, any Contractual Obligation of the Borrower or any of its Subsidiaries which would reasonably be expected to result in a Material Adverse Effect; and
(ii) any dispute, litigation, investigation, proceeding or suspension which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority which would reasonably be expected to have a Material Adverse Effect;

               (c) of the commencement of, or of any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary which would reasonably be expected to have a Material Adverse Effect;

               (d) upon, but in no event later than 10 days after, a Responsible Officer becoming aware of (i) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against the Borrower, any of its Subsidiaries or any of their respective Properties pursuant to any applicable Environmental Laws, and (ii) any other material Environmental Claims, which in the case of clauses (i) and
(ii) would reasonably be expected to have a Material Adverse Effect;

               (e) of any ERISA Event affecting the Borrower or any member of its Controlled Group (but in no event more than ten days after such ERISA Event) together with (i) a copy of any notice with respect to such ERISA Event that may be required to be filed with the PBGC and (ii) any notice delivered by the PBGC to the Borrower or any member or its Controlled Group with respect to such ERISA Event;

               (f) of any Material Adverse Effect (of which the Borrower has knowledge) subsequent to the date of the most recent audited financial statements of the Borrower delivered to the Bank pursuant to Section 5.1(a); and

               (g) of any material change in accounting policies or financial reporting practices by the Borrower.

               Each notice pursuant to this Section shall be accompanied by a written statement by a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein, and stating what action (if any is required) the Borrower proposes to take with respect thereto.

          5.4 PRESERVATION OF CORPORATE EXISTENCE, ETC. The Borrower shall preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation and preserve and maintain in full force and effect all rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business the non-preservation of which would reasonably be expected to have a Material Adverse Effect; provided that nothing herein shall prevent to the extent not otherwise prohibited by the provisions of Section 6.2 or 6.3, a consolidation or merger of Borrower or any of its Subsidiaries, or the sale, transfer or disposition of all or a substantial part of the Property or assets of, or the abandonment or termination of the corporate existence, rights and franchises of, any Subsidiary of the Borrower if, in the reasonable opinion of the

Borrower's Board of Directors, such abandonment or termination is in the best interests of the Borrower and is not prejudicial to the Bank in any material respect.

          5.5 MAINTENANCE OF PROPERTY. The Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, and preserve all its Property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted, the non-maintenance or non-preservation of which would reasonably be expected to have a Material Adverse Effect; provided that nothing in this Section 5.5 shall require the making of any repair or replacement of or to any particular Property that would not be required in the exercise of sound business judgment.

          5.6 INSURANCE. The Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, with financially sound and reputable independent insurers, insurance with respect to its Properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons; including workers' compensation insurance, public liability and Property and casualty insurance; provided that the Borrower or any of its Subsidiaries may self-insure to the extent that it maintains adequate reserves therefor and self-insurance is customary and prudent in its business judgment. Upon request of the Bank, the Borrower shall furnish the Bank at reasonable intervals (but not more than once per calendar year) a certificate of a Responsible Officer of the Borrower (and, if requested by the Bank, any insurance broker of the Borrower) setting forth the nature and extent of all insurance maintained by the Borrower and its Subsidiaries in accordance with this Section 5.6 (and which, in the case of a certificate of a broker, were placed through such broker).

          5.7 COMPLIANCE WITH LAWS. The Borrower shall comply, and shall cause each of its Subsidiaries to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist, the non-compliance with which would reasonably be expected to have a Material Adverse Effect.

          5.8 INSPECTION OF PROPERTY AND BOOKS AND RECORDS. The Borrower shall maintain and shall cause each of its Subsidiaries to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower and such Subsidiaries. The Borrower shall permit, and shall cause each of its Subsidiaries to permit, representatives and independent contractors of the Bank to visit and inspect any of their respective Properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants (provided that the Borrower may, if it chooses, be present at any such discussions) at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that the foregoing shall be subject to compliance with applicable security regulations of any Governmental Authority and shall not require the Borrower to permit inspection of any Properties or financial or operating records to an extent that would require the Borrower or any of its Subsidiaries to reveal any of its trade secrets, research data or proprietary information which its management in good faith believes to be irrelevant to this Agreement.

          5.9 ENVIRONMENTAL LAWS. The Borrower shall, and shall cause each of its Subsidiaries to, conduct its operations and keep and maintain its Properties in compliance with all Environmental Laws, except for such non-compliance as would not reasonably be expected to have a Material Adverse Effect. Upon the written request of the Bank, the Borrower shall submit and cause each of its Subsidiaries to submit, at the Borrower's sole cost and expense, at reasonable intervals, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to Section 5.3(d).

          5.10 USE OF PROCEEDS. The Borrower shall use the proceeds of the Loans for working capital and other general corporate purposes not in contravention of any Requirement of Law.

          5.11 FURTHER ASSURANCES. The Borrower shall ensure that all written information, exhibits and reports furnished to the Bank by the Borrower do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Bank and correct any defect or error that may be discovered by a Responsible Officer of the Borrower therein or in any Loan Document or in the execution, acknowledgement or recordation thereof.


          SECTION 6.  NEGATIVE COVENANTS

          The Borrower hereby covenants and agrees that, so long as the Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied:

          6.1 LIMITATION ON LIENS. The Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of their respective Properties, whether now owned or hereafter acquired, other than the following ("PERMITTED LIENS"):

               (a) any Lien securing Indebtedness existing on the Closing Date and, in the case of Liens securing Indebtedness in excessof $100,000, set forth in Schedule 6.1 annexed hereto, and any Lien securing any Indebtedness permitted hereunder that replaces any such Lien provided that such replacement Lien does not encumber any additional Property;

               (b) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 5.7, provided that no Notice of Lien has been filed or recorded under the Code;

               (c) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the Ordinary Course of Business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject thereto or which do not in the aggregate with respect to any one Property so encumbered have a Material Adverse Effect;

               (d) Liens (other than any Lien imposed by ERISA) incurred or pledges or deposits required in the Ordinary Course of Business in connection with workers' compensation, unemployment insurance and other social security legislation;

               (e) Liens consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed and all such liens in the aggregate at any time outstanding for the Borrower and its Subsidiaries do not exceed $1,000,000;

               (f) easements, rights-of-way, restrictions and other similar encumbrances incurred in the Ordinary Course of Business which do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the businesses of the Borrower and its Subsidiaries;

               (g) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; PROVIDED that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Borrower in excess of those set forth by regulations promulgated by the Federal Reserve Board, and (ii) such deposit account is not intended by the Borrower or any of its Subsidiaries to provide collateral to the depository institution;

               (h) Liens on the Property of the Borrower securing (i) the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, and (ii) obligations on surety and appeal bonds, and
(iii) other obligations of a like nature incurred in the ordinary course of business listed on Schedule 6.1 annexed hereto, provided all such Liens in the aggregate do not secure Indebtedness exceeding $10,000,000;

               (i) Liens associated with a Permitted Accounts Receivable Financing involving the sale or discount of accounts receivable having a book value not exceeding the lesser of (i) $25,000,000 and (ii) 35% of Borrower's gross accounts receivable;

               (j) Liens (i) on the assets of a single purpose Subsidiary formed solely for the purpose of entering into outsourcing contracts and (ii) on assets of the Borrower or any of its Subsidiaries incurred in connection with and related solely to the toll collection business (including assignments of toll receipts), not exceeding $50,000,000 in asset value in the aggregate.

               (k) Liens on Property or assets of a Subsidiary of the Borrower to secure indebtedness of such Subsidiary to the Borrower or its Subsidiaries;

               (l) Liens securing financing for all or a portion of the purchase or construction cost of real Property acquired after the Closing Date to be used in the Ordinary Course of the Business (provided that any such Lien shall not encumber any other Property of the Borrower or its Subsidiaries), including the ownership by third parties of assets capitalized as finance leases under GAAP;

               (m) Liens arising from purchase money financing of equipment, including the ownership by third parties of assets capitalized as finance leases under GAAP;

               (n) Liens arising in the Ordinary Course of Business in favor of a customer, which Liens are inherent in the government contracting process; and

               (o) other Liens provided that the aggregate amount of indebtedness secured by such other Liens permitted by this clause (o) does not at any time exceed an amount equal to 10% of Consolidated Tangible Net Worth.

          6.2 DISPOSITION OF ASSETS. The Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any Property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

               (a) dispositions of inventory, or used, worn-out or surplus equipment, all in the Ordinary Course of Business;

               (b) sales of accounts receivable in connection with Permitted Accounts Receivable Financings to the extent permitted by Section 6.1(i);

               (c) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

               (d) the sale, assignment, lease, conveyance, transfer or other disposition of any Property owned by a Subsidiary to the Borrower or any of its other Subsidiaries; and

               (e) dispositions not otherwise permitted hereunder which are made for fair market value in the Ordinary Course of Business; PROVIDED, that at the time of any disposition, no Event of Default shall exist or shall result from such disposition.

          6.3 CONSOLIDATIONS AND MERGERS. The Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

               (a) any Subsidiary may merge with the Borrower, provided that the Borrower shall be the continuing or surviving corporation, or with any one or more Subsidiaries of the Borrower, provided that if any transaction shall be between a

Subsidiary and a wholly-owned Subsidiary, the wholly-owned Subsidiary shall be the continuing or surviving corporation;

               (b) any Subsidiary of the Borrower may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Borrower or a wholly-owned Subsidiary of the Borrower; and

               (c) the Borrower may merge with another corporation, provided that the Borrower shall be the surviving corporation, and that after giving effect to such merger, no Default or Event of Default shall then have occurred or exist.

          6.4 LIMITATION ON CONTINGENT OBLIGATIONS. The Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Contingent Obligations, except Contingent Obligations not exceeding 15% of Consolidated Tangible Net Worth; provided that in addition to such 15% limitation, the Borrower may be liable for the Contingent Obligations consisting of the $12,250,000 loan guarantee described in its 1994 Annual Report and up to $5,000,000 in guarantees of employee loans secured by the Borrower's common stock. The Contingent Obligations limited by this Section 6.4 shall not include claims for refunds or the imposition of charges made by customers of the Borrower and its Subsidiaries based on unsatisfactory work by the Borrower or any of its Subsidiaries in the Ordinary Course of Business, except that such claims shall be included, and shall be taken into account, with respect to the other covenants set forth in this
Section 6 when recognized as liabilities on the Borrower's balance sheet in accordance with GAAP.

          6.5 USE OF PROCEEDS. The Borrower shall not use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock,
(ii) to repay or otherwise refinance indebtedness of the Borrower or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

          6.6 COMPLIANCE WITH ERISA. To the extent an event or condition specified in this Section 6.6 has a reasonable likelihood of having a Material Adverse Effect, the Borrower shall not directly or indirectly and shall not permit any ERISA Affiliate directly or indirectly (i) to terminate any Plan subject to Title IV of ERISA, (ii) to permit to exist any ERISA Event, (iii) to enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder except in the ordinary course of business consistent with past practice or (iv) permit the existence of Unfunded Pension Liabilities.

          6.7 CONSOLIDATED TANGIBLE NET WORTH. The Borrower shall not permit its Consolidated Tangible Net Worth at any time to be less than $250,000,000 PLUS 50% of each quarter's consolidated net income commencing February 1, 1994 (but without reduction for any losses) PLUS 75% of the Net Issuance Proceeds of any equity securities issued by the Borrower (other than from Net Issuance Proceeds received from employees' and pension plans' customary quarterly stock purchases).

          6.8 CONSOLIDATED FUNDED DEBT TO CAPITAL RATIO. The Borrower shall not at any time permit its ratio of Consolidated Funded Debt to Consolidated Capital to be greater than 0.45 to 1.00.

          6.9 ACCOUNTING CHANGES. The Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required or permitted by GAAP, or change the fiscal year of the Borrower or of any of its consolidated Subsidiaries; PROVIDED, HOWEVER, that if any change GAAP would affect the computation of any covenants herein, the parties will enter into good faith negotiations to adjust such covenants in order to implement the original intent of the parties with respect to such covenants, and, until such adjustments are agreed upon by the Borrower and the Bank, the prior version of GAAP shall be used in computing compliance with such covenants.

          6.10 BILATERAL AGREEMENTS. The Borrower shall not enter into any waiver, amendment, extension, renewal or other modification to any Bilateral Agreement without concurrently offering the Bank the right to similarly waive, amend, extend, renew or otherwise modify this Agreement with all, but not less than all, of the terms and conditions of such waiver, amendment, extension, renewal or other modification. The Bank shall have the right to accept or reject such waiver, amendment, extension, renewal or other modification to this Agreement in its sole discretion.


          SECTION 7.  EVENTS OF DEFAULT


          7.1 EVENTS OF DEFAULT. Any of the following shall constitute an "Event of Default":

               (a) NON-PAYMENT. The Borrower fails to pay, (i) within one day after the same shall become due, any amount of principal of any Loan, or (ii) within five days after the same shall become due, any interest on any Loan, fee or any other amount payable hereunder or pursuant to any other Loan Document; or

               (b) REPRESENTATION OR WARRANTY. Any material representation or warranty by the Borrower made or deemed made herein, in any Loan Document, or which is contained in any certificate, document or financial or other statement by the Borrower, any of its Subsidiaries, or their respective Responsible Officers, furnished at any time under this Agreement, or in or under any Loan Document, shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

               (c) SPECIFIC DEFAULTS. The Borrower fails to perform or observe any term, covenant or agreement contained in Section 6.3, 6.5, 6.7 or 6.8; or

               (d) OTHER DEFAULTS. The Borrower fails to perform or observe any other term, covenant or agreement contained in any Loan Document not specifically mentioned in this Section 7.1 and, such default shall continue unremedied for a period of 30 days after notice by the Bank thereof; or

               (e) CROSS DEFAULT TO BILATERAL AGREEMENTS. The Borrower (i) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) under any Bilateral Agreement; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any Bilateral Agreement, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of Indebtedness thereunder to cause such Indebtedness to be declared to be due and payable prior to its stated maturity; or

               (f) CROSS DEFAULT. The Borrower or any of its Subsidiaries (i) fails to make any payment in respect of any Indebtedness or Contingent Obligation owing to any Person (other than the Obligations hereunder) when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $10,000,000; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $10,000,000, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or

               (g) INSOLVENCY; VOLUNTARY PROCEEDINGS. The Borrower or any of its Subsidiaries, (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise;
(ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

               (h) INVOLUNTARY PROCEEDINGS. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Borrower or any of its Subsidiaries, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Borrower's or any Subsidiary's Properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Borrower or any of its Subsidiaries admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Borrower or any of its Subsidiaries acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its Property or business; or

               (i) ERISA. Any of the following events or conditions occurs or exists which has a reasonable likelihood of having a Material Adverse Effect:
(i) the Borrower or an ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under a Multiemployer Plan; (ii) the Borrower or an ERISA Affiliate shall fail to satisfy its contribution requirements under
Section 412(c)(11) of the Code, whether or not it has sought a waiver under
Section 412(d) of the Code; (iii) an ERISA Event; (iv) a Plan that is intended to be qualified under Section 401(a) of the Code shall lose its qualification; or (v) the occurrence of any combination of events listed in clauses (iii) through (iv) that involves a net increase in aggregate Unfunded Pension Liabilities and other liabilities; or

               (j) MONETARY JUDGMENTS. One or more final (non-interlocutory) judgments, orders or decrees shall be entered against the Borrower or any of its Subsidiaries, involving in the aggregate a liability (not fully covered by independent third-party insurance and for which the relevant insurer has acknowledged liability) as to any single or related series of transactions, incidents or conditions, of $500,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 30 days after the entry thereof or such later time as may be provided for the filing of an appeal; or

               (k) CHANGE IN CONTROL. (i) Any Person (other than a Plan or Plans) or two or more Persons (other than a Plan or Plans) acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended), directly or indirectly, of securities of the Borrower (or other securities convertible into such securities) representing 20% or more of the combined voting power of all securities of the Borrower entitled to vote in the election of directors, other than securities having such power only by reason of the happening of a contingency; or (ii) individuals who at the beginning of any two year period constituted the Borrower's Board of Directors cease for any reason to constitute a majority of directors then in office; or

               (l) SUSPENSION. Any Governmental Authority shall notify or otherwise advise the Borrower or any of its Subsidiaries in writing or verbally to the effect that the Borrower or any of its Subsidiaries is ineligible or disqualified in any respect as a present or future contractor to a Governmental Authority and such ineligibility or disqualification constitutes a Material Adverse Effect.

          7.2 REMEDIES. Upon the occurrence of any Event of Default described in Section 7.1(g) or 7.1(h) the Commitment will be terminated automatically without any affirmative action on the part of the Bank, and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement shall become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. Upon the occurrence of any other Event of Default the Bank may, by written notice to the Borrower (x) terminate the Commitment and/or (y) declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable, forthwith, whereupon the same will immediately become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding.

          7.3 RIGHTS NOT EXCLUSIVE. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.


          SECTION 8.  MISCELLANEOUS


          8.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Bank and the Borrower.

          8.2  NOTICES.

               (a) All notices, requests and other communications provided for hereunder shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Borrower by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on the applicable signature page hereof, and (ii) shall be followed promptly by a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on the applicable signature page hereof; or, as directed to the Borrower or the Bank, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Bank.

               (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next day) delivery, or transmitted by facsimile machine, respectively, or if delivered, upon delivery, except that notices pursuant to
Section 2 or 8 shall not be effective until actually received by the Bank.

               (c) The Borrower acknowledges and agrees that any agreement of the Bank in Section 2 herein to receive certain notices by telephone and facsimile is solely for the convenience and at the request of the Borrower. The Bank shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Bank shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Bank in reliance upon such telephonic or facsimile notice, provided that in no event shall the Bank act on telephonic or facsimile notice requiring funds to be sent to any account other than an account previously specified by the Borrower in writing in accordance with Section 2.3(a). The obligation of the Borrower to repay the Loans shall not be affected in any way or to any extent by any failure by the

Bank to receive written confirmation of any telephonic or facsimile notice or the receipt by the Bank of a confirmation which is at variance with the terms understood by the Bank to be contained in the telephonic or facsimile notice.

          8.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

          8.4 COSTS AND EXPENSES. The Borrower shall, whether or not the transactions contemplated hereby shall be consummated:

               (a) pay or reimburse the Bank within five Business Days after demand for all reasonable costs and expenses incurred by the Bank in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including the reasonable Attorney Costs incurred by the Bank with respect thereto;

               (b) pay or reimburse the Bank after demand for all reasonable costs and expenses incurred by it in connection with the enforcement after a Default or Event of Default, or preservation of any rights or remedies (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding) under this Agreement, any other Loan Document, and any such other documents, including Attorney Costs incurred by the Bank; and

               (c) pay or reimburse the Bank after demand for all reasonable appraisal (including the allocated cost of internal appraisal services), audit and environmental inspection and review costs (including the allocated cost of such internal services), incurred after notice to the Borrower, and search and filing costs, fees and expenses, incurred or sustained by the Bank in connection with the matters referred to under Sections (a) and (b) of this Section.

          8.5 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Bank.

          8.6  ASSIGNMENTS, PARTICIPATIONS, ETC.

               (a) The Bank may at any time, upon notice to the Borrower, assign and delegate to one or more banks or other financial institutions reasonably acceptable to the Borrower (each an "ASSIGNEE") all, or any part of all, of the Loans, the Commitment and the other rights and obligations of the Bank in increments of not less than $5,000,000.

               (b)  From and after the date that the Bank notifies the Borrower,
(i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it, shall have the rights and obligations of the Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it, relinquish its rights and be released from its obligations under the Loan Documents.

               (c) Promptly after its receipt of notice by the Bank that it has assigned a portion of the Loans and Commitment to an Assignee, the Borrower shall execute and deliver to the Assignee, if requested, a new Note evidencing such Assignee's assigned Loans and Commitment and, if the assignor Bank has retained a portion of its Loans and the Commitment and holds a Note, a replacement Note in the principal amount of the Loans retained by the assignor Bank (such Note to be in exchange for, but not in payment of, the Note held by such Bank). Immediately upon the effectiveness of any such assignment, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitment arising therefrom. The Commitment allocated to each Assignee shall reduce the Commitment of the assigning Bank PRO TANTO.

               (d) The Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Borrower (a "PARTICIPANT") participating interests in any Loans, the Commitment and the other interests of the Bank hereunder and under the other Loan Documents; PROVIDED, HOWEVER, that
(i) the Bank's obligations under this Agreement shall remain unchanged, (ii) the Bank shall remain solely responsible for the performance of such obligations,
(iii) the Borrower shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations under this Agreement and the other Loan Documents and (iv) no participant shall have the right to enforce any obligation of the Borrower hereunder and no consent of any participant shall be required for any modification, waiver or amendment of this Agreement or any of the Loan Documents, except that a participant's consent may be required to (a) increase or extend the Commitment or reinstate the Commitment if terminated pursuant to Section 7.2); (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal,
interest, fees or other amounts due to the Bank; (c)   reduce the principal of,
or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document any portion of which would be distributed to the participant; (d) amend this Section or Sections 2.12 through 2.15. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 2.12 through 2.15 as though it were also the Bank hereunder, and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as the Bank under this Agreement.

               (e) Notwithstanding anything else contained in this Section 8.6, the Bank may assign its rights under this Agreement (including without limitation rights to payment of principal and interest under any Note held by
it) to any of its Affiliates; or may pledge its rights under this Agreement (including without limitation rights to payment of principal and interest under any Note held by it) to any Federal Reserve Bank, provided that no pledge to a Federal Reserve Bank shall release the Bank from its obligations hereunder, or grant to such Federal Reserve Bank any rights of the Bank hereunder, absent foreclosure of such pledge.

          8.7 SET OFF. In addition to any rights and remedies of the Bank provided by law, if an Event of Default exists, the Bank is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing to, the Bank to or for the credit or the account of the Borrower against any and all Obligations owing to the Bank, or any of the Bank's Affiliates now or hereafter existing, irrespective of whether or not the Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured and each such Affiliate is hereby irrevocably authorized to permit such set off and application; PROVIDED, HOWEVER, that the Bank will provide the Borrower with prompt notice after the Bank has exercised its right of set off pursuant to this Section 8.7; PROVIDED, FURTHER, that the failure to provide such notice shall not invalidate such set off.

          8.8 AUTOMATIC DEBITS OF FEES. With respect to any commitment fee, or other fee, or any other cost or expense

(including Attorney Costs) due and payable to the Bank under the Loan Documents and not paid within the applicable payment period, the Borrower hereby irrevocably authorizes the Bank to debit any deposit account of the Borrower with the Bank in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in the Bank's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section 8.8 shall be deemed a setoff.

          8.9 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Bank.

          8.10 SEVERABILITY. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

          8.11 NO THIRD PARTIES BENEFITED. This Agreement is made and entered into for the sole protection and legal benefit of the Borrower and the Bank, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.
The Bank shall not have any obligation to any Person not a party to this Agreement or other Loan Documents.

          8.12 TIME. Time is of the essence as to each term or provision of this Agreement and each of the other Loan Documents.

          8.13 GOVERNING LAW AND JURISDICTION.

               (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA; PROVIDED THAT THE PARTIES HERETO SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

               (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND ANY OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE CENTRAL DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWER AND THE BANK CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE Borrower AND THE BANK

IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE BORROWER AND THE BANK EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

          8.14 ENTIRE AGREEMENT. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding between the Borrower and the Bank, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof, and any prior arrangements made with respect to the payment by the Borrower of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Bank.

          8.15 INTERPRETATION. This Agreement is the result of negotiations between and has been reviewed by counsel to the Bank, the Borrower and other parties, and is the product of all parties hereto. Accordingly, this Agreement and the other Loan Documents shall not be construed against the Bank merely because of the Bank's involvement in the preparation of such documents and agreements.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the day and year first above written.



                               SCIENCE APPLICATIONS
                               INTERNATIONAL CORPORATION


                               By: /S/WILLIAM A. ROPER
                                   -------------------------
                                   William A. Roper
                                   Senior Vice President and
                                   Chief Financial Officer


                               By: /S/WARD REED
                                   -------------------------
                                   Ward Reed
                                   Corporate Vice President and
                                   Treasurer

                               Address:
                               10260 Campus Drive
                               San Diego, California 92121
                               Att:  Ward Reed, Treasurer
                               Telephone:  (619) 552-4620
                               Facsimile:  (619) 552-4851

(Signatures continue)

                               MORGAN GUARANTY TRUST COMPANY
                               OF NEW YORK


                               By: /S/ROBERT M. OSIESKI
                                   -------------------------
                                       Vice President

                               Domestic Lending Office:

                               Morgan Guaranty Trust Company
                               of New York
                               c/o J.P. Morgan Services Inc.
                               500 Stanton-Christiana Road
                               Newark, Delaware  19713
                               Att:  Credit Administration
                               Facsimile:  (302) 634-4222

                               Offshore Lending Office:

                               Morgan Guaranty Trust Company
                               of New York
                               Nassau, Bahamas Office
                               c/o J.P. Morgan Services Inc.
                               500 Stanton-Christiana Road
                               Newark, Delaware  19713
                               Att:  Credit Administration
                               Facsimile:  (302) 634-4222

                               Address of Notices:

                               Robert M. Osieski
                               Vice President
                               Morgan Guaranty Trust Copany
                               of New York
                               60 Wall Street
                               New York, New York  10260
                               Telephone:  (212) 648-7173
                               Facsimile:  (212) 648-5014

                               For all other notices:

                               60 Wall Street
                               New York, New York 10260
                               Ref: Science Applications
                               International
                               Att:  Robert Osieski
                                     Vice President
                               Telephone:  (212) 648-7173
                               Facsimile:  (212)

                            EXHIBIT A

                              NOTE



$_________________                                 April 7, 1995
                                         Los Angeles, California


          FOR VALUE RECEIVED, SCIENCE APPLICATIONS INTERNATIONAL CORPORATION, a Delaware corporation (the "Borrower"), hereby promises to pay to the order of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (the "Bank") at its Lending Office the principal sum of $35,000,000 (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Bank to the Borrower under the Credit Agreement referred to below), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

          The date, amount, type, interest rate and duration of Interest Period (if applicable) of each Loan made by the Bank to the Borrower, and each payment made on account of the principal of such Loan, shall be recorded by the Bank on its books and, prior to any transfer of this Note, endorsed by the Bank on the schedule attached to this Note or any continuation of such schedule, PROVIDED that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or under this Note in respect of the Loans made by the Bank.

          This promissory note is the Note referred to in the Credit Agreement dated as of April 7, 1995 (as extended, renewed, amended or restated and in effect from time to time, the "Credit Agreement") between the Borrower and Bank. Capitalized terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

          The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified in the Credit Agreement.

          Except as permitted by the Credit Agreement, this Note may not be assigned by the Bank or the Borrower to any other
Person.

                             A-1 - 1

          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN
ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE
TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF CALIFORNIA.


                               SCIENCE APPLICATIONS
                               INTERNATIONAL CORPORATION


                               By:
                                    -------------------------
                               Title:
                                       ----------------------




                             A-1 - 2

                        SCHEDULE OF LOANS

          This Note evidences Loans made, continued or converted under the Credit Agreement to the Borrower, on the dates, in the principal amounts, of the types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, continuations, conversions and prepayments of principal set forth below:



                                           Amount
  Date    Prin-                             Paid,
  Made,   cipal                  Duration  Prepaid,  Unpaid
Continued Amount  Type             of     Continued  Prin-
   or       of     of  Interest Interest     or      cipal   Notation
Converted  Loan   Loan   Rate    Period   Converted  Amount   Made by
- --------- ------  ---- -------- --------  ---------  ------  --------













                                A-1 - 3

                               EXHIBIT B

                          NOTICE OF BORROWING



                              Date:                  , 199
                                     ----------------     --


To:  Bank of America National Trust
     and Savings Association

Ladies and Gentlemen:

     Reference is made to that certain Credit Agreement dated as of April 7, 1995 (as extended, renewed, amended or restated and in effect from time to time, the "Credit Agreement") between Science Applications International Corporation and Bank of America National Trust and Savings Association ("Bank"). Unless otherwise defined herein, capitalized terms used herein have the respective meanings assigned to them in the Credit Agreement.

     Pursuant to Section 2.3 of the Credit Agreement, the Borrower gives you notice of the requested borrowing specified below:

          1.  The Business Day of the proposed borrowing is
                             , 19   .
     ------------------------    ---
          2.  The amount of the proposed borrowing is $_______________
     ____.

          3. The borrowing is to be comprised of [$]_______ of [Base Rate] [Offshore Rate] [CD Rate] [Money Market Rate] Loans.

          4. The duration of the Interest Period for the [Offshore Rate Loans] [CD Rate Loans] [Money Market Rate Loans] included in the borrowing shall be _____ months/weeks/days.

          5. The interest rate for the Money Market Rate Loans included in the borrowing shall be _____ percent per annum (rate to be based upon quotation from Bank).

     The undersigned hereby certifies that the following statements are true in all material respects on the date hereof, and will be true in all material respects on the date of the proposed borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

          (a) Except for the representations and warranties set forth in Section 4.11(b) and 4.13 (which shall be made solely as of the Closing Date, the representations and warranties made by the Borrower contained in Section 4 are true and correct in all material respects on and as of this borrowing date with the same effect as if made on and as of this borrowing date;

          (b) No Default or Event of Default shall exist or shall result from such borrowing; and

          (c) The aggregate amount outstanding under this Agreement and the Bilateral Agreements does not exceed $150,000,000.


                    SCIENCE APPLICATIONS
                    INTERNATIONAL CORPORATION


                    By:  _________________________
                    Title:  ______________________

                               EXHIBIT C

                   NOTICE OF CONVERSION/CONTINUATION



                                   Date:  ________________, 199__


To:  Bank of America National Trust
     and Savings Association

Ladies and Gentlemen:

     Reference is made to that certain Credit Agreement dated as of April 7, 1995 (as extended, renewed, amended or restated and in effect from time to time, the "Credit Agreement") between Science Applications International Corporation and Bank of America National Trust and Savings Association ("Bank"). Unless otherwise defined herein, capitalized terms used herein have the respective meanings assigned to them in the Credit Agreement.

     Pursuant to Section 2.4 of the Credit Agreement, the Borrower gives you notice of the requested conversion or continuation specified below:

          1. The conversion or continuation date is _______________, 19__.

          2.  The aggregate amount of the Loans to be [converted]
     [continued] is $______________.

          3.  The Loans are to be [converted into] [continued as]
     [Offshore Rate] [CD Rate] [Money Market Rate] [Base Rate] Loans.

          4. [If applicable:] The duration of the Interest Period for the Loans included in the [conversion] [continuation] shall be ____ months/weeks/days.


                    SCIENCE APPLICATIONS
                    INTERNATIONAL CORPORATION


                    By:  _________________________
                    Title:  ______________________

                               EXHIBIT D


                        COMPLIANCE CERTIFICATE


                              Financial
                              Statement Date:  ____________, 199_


     Reference is made to that certain Credit Agreement dated as of April 7, 1995 (as extended, renewed, amended or restated and in effect from time to time, the "CREDIT AGREEMENT") between Science Applications International Corporation and Bank of America National Trust and Savings Association ("Bank"). Unless otherwise defined herein, capitalized terms used herein have the respective meanings assigned to them in the Credit Agreement.

     The undersigned Responsible Officer of the Borrower, hereby certifies as of the date hereof that he/she is the __________________ of the Borrower, and that, as such, is authorized to execute and deliver this certificate to the Bank on the behalf of the Borrower and its consolidated Subsidiaries, and that:

     1.   Copies of the financial statements required by
Section 5.1(a) or 5.1(b), as applicable, are attached.

     2. The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a review in reasonable detail of the transactions and conditions (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

     3. To the best of the undersigned's knowledge, the Borrower, during such period, has observed, performed or satisfied all of its covenants and other agreements, and satisfied every condition in the Credit Agreement to be observed, performed or satisfied by the Borrower, and the undersigned has no knowledge of any Default or Event of Default as of the date hereof.

     4. The following financial covenant analyses and information set forth on SCHEDULE 1 attached hereto are true and accurate in all material respects on and as of the date of this Certificate.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ___________________, 199__.


                         SCIENCE APPLICATIONS INTERNATIONAL
                           CORPORATION
                         a Delaware corporation


                         By:  _______________________________
                              Name:  ________________________
                              Title:  _______________________

                                          As of  ______________, 199__


                              SCHEDULE 1
                     to the Compliance Certificate


                  COMPLIANCE WITH FINANCIAL COVENANTS


1.   6.7 MINIMUM CONSOLIDATED TANGIBLE NET WORTH.

     A.   Consolidated Tangible Net Worth at _________:

          1.   Assets of Borrower and Subsidiaries:    $_________

          2.   Liabilities of Borrower and
               Subsidiaries:                           $_________

          3.   Intangible Assets: unamortized debt
               discount, goodwill, and other intangible
               items:                                  $_________

          4.   PLUS or LESS Foreign Currency
               Translation Adjustments                 $_________

          5.   Consolidated Tangible Net Worth (Line A1
               LESS Line A2 LESS Line A3 PLUS
               or LESS Line A4, as applicable:         $_________

     B.   50% of cumulative consolidated net
          income from February 1, 1994
          (no reduction for losses):                   $_________

     C.   75% of the Net Issuance Proceeds
          (excluding employees' and pension plans'
          customary quarterly stock purchases):        $_________

     D.   Minimum requirement: Lines B+C+
          $250,000,000:                                $_________
                                                        _________


2.   6.8 LEVERAGE RATIO.

     A.   Consolidated Funded Debt as of above date:

          1.   Principal amount of all
               Indebtedness for borrowed
               money:                                  $_________

          2.   Principal portion of Capitalized
               Lease Obligations:                      $_________

          3.   All Contingent Obligations:             $_________

          4.   Consolidated Funded Debt
               (Lines A1+A2+A3):                       $_________
                                                        _________

     B. Consolidated Capital for the period ending on date of attached financial statements ("Subject Period"):

          1.   Consolidated Funded Debt (Line A4):     $_________

          2.   Consolidated Tangible Net Worth
               (Line 1A):                              $_________

          3.   Consolidated Capital
               (Lines B1+B2):                          $_________
                                                        _________

     C.   Leverage Ratio (Line A4 divided
          by Line B3):                               ____ to 1:00
                                                     ____

     D.   Maximum Permitted Leverage Ratio:          0.45 to 1.00

                             SCHEDULE 4.5

                              LITIGATION



On February 15, 1994, the Company was served with search warrants and a subpoena for documents and records associated with the performance by an operating unit of the Company under three contracts with the DOD. The search warrants and the subpoena state that the Government is seeking evidence regarding the making of false statements and false claims to the DOD, as well as conspiracy to commit such offenses. The search warrant and subpoena were based upon allegations contained in a civil complaint that had been filed under seal on March 13, 1993, by an employee of the Company's SAIT operating unit. The complaint was filed in the U.S. District Court for the Southern District of California and it sought damages on behalf of the U.S. Government under the federal False Claims Act. On November 8, 1994, based on the Company's motion, the District Court dismissed the employee who had originally filed the complaint from the lawsuit. The employee has appealed the Court's order to the U.S. Court of Appeals for the Ninth Circuit. The Company has engaged in a series of presentations and submissions with the Department of Justice in response to issues raised by the Department of Justice. At this stage of the proceedings, the Company is unable to assess the impact, if any, of this investigation and lawsuit on its consolidated financial position, results of operations or ability to conduct business.

                             SCHEDULE 4.7

                              ERISA PLANS



Qualified Plans:

SAIC:

Science Applications International Corporation Profit Sharing
Retirement Plan
Science Applications International Corporation Employee Stock
Ownership Plan
Science Applications International Corporation Cash or Deferred
Arrangement
Science Applications International Corporation Frederick Employee
Savings Plan
Science Applications International Corporation Frederick Retirement
Plan *

Subsidiaries:

R.E. Wright Associates, Inc. Retirement Savings Plan
Syntonic Technology, Inc. Retirement Savings Plan
American Systems Engineering Corporation Employee Profit Sharing Plan General Science Corporation Retirement Plan

Acquired Qualified Plans in process of termination:

JHK & Associates Employees' Retirement Plan
Systems Control Technology Inc. Tax Deferred Savings Plan
Applied Research Inc., Profit Sharing 401K Salary Deferral Plan
Network Solutions 401(k) Plan
The Fleming Group, Inc. 401(k) Profit Sharing Plan





* The SAIC Frederick Retirement Plan is the only defined benefit plan maintained or sponsored by SAIC subject to Title IV of ERISA. All of the other Qualified Plans are defined contribution plans.

                           SCHEDULE 4.12(b)

                         ENVIRONMENTAL MATTERS




1. On January 18, 1995, the Massachusetts Department of Environmental Protection (DEP) issued a Notice of Non-compliance to SAIC Engineering, a subsidiary of SAIC, relating to SAIC Engineering's oversight of an underground storage tank removal project. DEP has not fined or otherwise sanctioned SAIC in connection with this matter.

2. In March, 1995, SAIC was issued a Notice of Violation (NOV) by the San Diego Metropolitan Industrial Waste Program for exceeding its industrial discharge limit for lead. SAIC is in the process of appealing the Notice of Violation.

                             SCHEDULE 4.13

                             SUBSIDIARIES



American Systems Engineering Corporation ("AMSEC")
Andrew Palmer & Associates Limited
Bull, Inc.
Campus Point Realty Corporation
Energy and Technology Management Corporation ("ETM") - inactive
General Science Corporation ("GSC")
Hicks & Associates, Inc.
JHK & Associates, Inc. ("JHK")
JMD Development Corporation ("JDA")
Network Solutions, Inc. ("NSI")
R.E. Wright Environmental, Inc.
Sachse Engineering Associates, Inc. - inactive
SAIC Columbia, Limitada
SAIC Commercial Enterprises, Inc.
SAIC de Mexico, S.A. de C.V.
SAIC Engineering, Inc.
SAIC Global Technology Corporation
SAIC in Novosibirsk
SAIC - MIR
SAIC Limited (formerly Topexpress, Ltd)
SAIC UK Limited
Science Applications International (Barbados) Corporation
Science Applications International Corporation (SAIC Canada)
Science Applications International, Europe S.A.
Science Applications International Technology
Syntonic Technology, Inc.
Systems Control Technology, Inc. ("SCT")
TST International Pty, Ltd ("TSTI")
Wright Laboratory Services, Inc.

                             SCHEDULE 6.1

                            EXISTING LIENS



(1) A Deed of Trust between Campus Point Realty Corporation and The Prudential Insurance Company of America granting a security interest in real property in the City of San Diego. The real property is commonly known as Campus Point Building III and the deed of trust is security for a $12,800,000 (original principal amount) note assumed by Campus Point Realty Corporation upon the purchase of the property in 1990. The property purchase price was $14,195,000.

(2) A Tri-Partite Agreement dated March 21, 1995 between SAIC, the United State of America (the "Government") and First National Bank of Maryland (the "Bank") granting the Government a lien upon the credit balances of two bank accounts established by SAIC with the Bank. The bank accounts are used exclusively to facilitate payments of costs associated with an SAIC contract for operations and technical support for the National Cancer Institute Frederick Cancer Research and Development Center. The accounts are funded by advance payments from the Government.





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